UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on December 29, 2016, ChromaDex, Inc. (the “Company” or “ChromaDex”) filed a complaint in the United States District Court for the Central District of California, naming Elysium Health, Inc. (together with Elysium Health, LLC, “Elysium”) as defendant (the “Complaint”). On January 25, 2017, Elysium filed an answer and counterclaims in response to the Complaint. On November 27, 2018, ChromaDex amended the complaint to add Mark Morris, the Company’s former Vice President for Business Development as an additional defendant. The parties thereafter filed various amendments to their claims and counterclaims (collectively, the “California Action”). The jury trial for the California Action began on September 21, 2021 and continued until September 27, 2021.

Following the conclusion of the trial, the jury returned a verdict finding that Elysium breached the supply agreements for NIAGEN® and pTeroPure® by not paying for approximately $3 million in ingredients Elysium had ordered on June 30, 2016. The jury also found that Mark Morris breached a confidentiality agreement with ChromaDex by disclosing company information to Elysium. The jury found in favor of Elysium on its counterclaims for breach of a pricing provision of the NIAGEN® supply agreement and the fraudulent inducement of a trademark license and royalty agreement, and also awarded punitive damages on the inducement counterclaim. Considering the total damages from all of the parties’ claims and counterclaims together, ChromaDex expects a net result in which Elysium and Mark Morris will be required to pay ChromaDex approximately $2.25 to $2.50 million in damages and interest. The Company does not plan to appeal the decision.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include the Company’s expectation on the amount of damages and interest it will receive and its current plan not to appeal the decision. Forward-looking statements, which describe future plans, strategies, expectations and events, can otherwise generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other similar terms. These forward-looking statements are based on current beliefs, expectations and assumptions that are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements, including those risks and uncertainties discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof, and except as required by law, the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: September 29, 2021	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer